EXHIBIT 10(b)

CTS CORPORATION

FOCUS 2025 INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

THIS AGREEMENT (this “Agreement”) is made as of the __________ (the "Grant Date") between CTS CORPORATION, an Indiana corporation (the "Company"), and __________ (the "Grantee").

1. Grant. Subject to the terms set forth in this Agreement and in the Company's 2018 Equity and Incentive Compensation Plan (the "Plan"), the Company hereby grants to the Grantee __________ Restricted Stock Units (the “Award”). Except as expressly provided herein, capitalized terms used herein shall have the meaning ascribed to such terms under the Plan. As used in this Agreement, the “Performance Period” means the five-year period beginning on __________ ___, 2020 and ending on __________ ___, 2024.

It is intended that this Agreement and its administration comply with the provisions of Section 409A of the Code (as defined below). Accordingly, notwithstanding any provision in this Agreement or in the Plan to the contrary, this Agreement and the Plan will be interpreted, applied and amended to the minimum extent necessary to comply with Section 409A of the Code, so that the Agreement does not fail to meet, and is operated in accordance with, the requirements of paragraphs (2), (3) and (4) of Section 409A(a) of the Code. As used herein, “Code” means the Internal Revenue Code of 1986 as amended from time to time, and any interpretations thereof issued by the U.S. Treasury Department on which the Company is permitted to rely.

2. Vesting and Settlement of Restricted Stock Units. The Award vests and becomes non-forfeitable, subject to the calculation of the Settlement Amount (as defined below), in one installment of 100% of the Award upon attainment of the Performance Goal shown in Exhibit A (the "Vesting Date"), provided that the Grantee remained in the continuous employ of the Company through the Vesting Date. In the event that the Performance Period expires and the Performance Goal is not achieved, the Award shall expire and be cancelled.

Restricted Stock Units shall be settled on the basis of one Share for each vested Restricted Stock Unit. The Company shall distribute to the Grantee Shares equal to the number of Restricted Stock Units specified in Section 1 above, on or before the end of the thirteenth month following the Vesting Date (such date of distribution, the "Settlement Date"). The Company’s obligations to the Grantee with respect to vested Restricted Stock Units will be satisfied in full upon the distribution of one Share for each Restricted Stock Unit. On the Settlement Date(s), the Company shall credit the number of Shares to be distributed to the Grantee as of that Settlement Date to a book-entry account in the name of the Grantee held by the Company’s transfer agent. In no event may any Settlement Date be accelerated except in accordance with Section 409A of the Code.

The settlement of an Award for any Grantee will be the number of Restricted Stock Units specified in Section 1 above or as little as zero depending upon achieved results calculated on the basis set forth in Exhibit A to this Agreement (as so calculated, the “Settlement Amount”); provided, that the Company may, in its discretion, adjust a Grantee’s Settlement Amount after consideration of other business factors, including overall performance of the Company and the individual Grantee’s contribution to Company performance.

Notwithstanding anything to the contrary in this Agreement, all Restricted Stock Units granted hereunder shall terminate and be forfeited upon the occurrence of any of the following events: Grantee’s becoming disabled, as defined by Section 409A of the Code; Grantee’s death; or the termination of the Grantee's employment for any reason or no reason.

The Committee may, in its sole discretion, at any time, (including if the Grantee’s employment with the Company terminates for any reason), immediately vest all or any portion of the Restricted Stock Units granted hereunder, with a settlement date occurring as determined by the Committee, or if not so specified, upon achievement of the Performance Goal as otherwise set forth herein.

3. Tax Withholding. The Company shall have the right to deduct from any compensation due the Grantee from the Company any federal, state, local or foreign taxes required by the law of any jurisdiction to be withheld in connection with the grant of Restricted Stock Units, the issuance of Shares or the vesting of Restricted Stock Units pursuant to this Agreement. The Company shall retain Shares otherwise deliverable on the Settlement Date in an amount sufficient to satisfy the amount of tax required to be withheld provided that such amounts shall not exceed the statutorily required maximum withholding. The determination of the number of Shares retained for this purpose shall be based on the Fair Market Value of the Shares. Tax withholding shall be calculated based on the Fair Market Value of the Shares on the Settlement Date. In the event that the retention of Shares to satisfy withholding taxes would otherwise result in the delivery of a fractional Share, the Company will round up to the next whole Share and apply the value of the fractional Share to the recipient's tax obligations or, in the alternative, the Company may make such other arrangements to avoid the issuance of a fractional Share as may be permitted by law. No Shares shall be transferred to the Grantee hereunder until such time as all applicable withholding taxes have been satisfied. The Company will not retain Shares as described herein unless tax withholding applies under the laws of the local jurisdiction. To the extent that the amounts payable to the Grantee are insufficient for such withholding, it shall be a condition to the issuance of Shares or the grant or vesting of the Restricted Stock Units, as the case may be, that the Grantee shall pay such taxes or make provisions that are satisfactory to the Company for the payment thereof.

4. Rights Not Conferred. The Grantee shall have none of the rights of a stockholder with respect to the Restricted Stock Units, including the right to receive dividends or vote stock. Until distribution, the Company’s obligation will be merely that of an unfunded and unsecured promise of the Company to deliver Shares in the future, and the rights of the

Grantee will be no greater than that of an unsecured general creditor. No assets of the Company will be held as collateral security for the obligations of the Company hereunder, and all assets of the Company will be subject to the claims of the Company’s creditors. Nothing contained in the Plan or in this Agreement shall confer upon the Grantee any right with respect to continued employment by the Company or any subsidiary thereof or interfere in any way with the right of the Company to terminate the employment of the Grantee at any time.

5. Agreement Not Assignable. This Agreement and the Restricted Stock Units awarded hereunder are not transferable or assignable by the Grantee; provided that no provision herein shall prevent the distribution of shares to the Grantee’s estate or designated beneficiary as provided in Section 2.

6. Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, or corporate transaction or event having an effect similar to the foregoing, the Committee shall adjust the Award, as provided by the Plan.

7. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Illinois.

8. Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment to the Plan or the Agreement shall adversely affect the value or number of the Grantee’s Restricted Stock Units without the Grantee’s written consent, except to the extent necessary to comply with the provisions of Section 409A of the Code.

9. Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Grantee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

10. Effect on Other Employee Benefit Plans. The value of the Restricted Stock Units granted pursuant to this Agreement shall not be included as compensation, earnings, salary or other similar terms used when calculating the Grantee’s benefits under any employee benefit plan sponsored by the Company or any subsidiary, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s employee benefit plans.

11. Severability. If any provision of the Plan or this Agreement is, becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or award hereunder under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or award, such provision shall be stricken as to such jurisdiction or award, and the remainder of the Plan or Agreement shall be in full force and effect.

12. Construction. The Restricted Stock Units granted hereunder are being issued pursuant to the Plan and are subject to the terms of the Plan. A copy of the Plan has been given to the Grantee, and additional copies of the Plan are available upon request during normal business hours at the principal executive offices of the Company. To the extent that any provision of this Agreement violates or is inconsistent with an express provision of the Plan, the Plan provision shall govern and any inconsistent provision in this Agreement shall be of no force or effect.

13. Data Protection. By signing below, the Grantee expressly consents to the transfer and use of personal data by the Company and its agents in connection with the administration of this Award.

14. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

___________________

Grantee: __________

CTS CORPORATION

By: __________________________________

[NAME]

[TITLE]

By: __________________________________

[NAME]

[TITLE]

EXHIBIT A

Performance Goal:

•
Attainment of cumulative revenues of $__________, measured over a trailing four-quarter period as reported in the Company’s publicly filed financial statements for each such period.

The Performance Goal must be achieved during the Performance Period (as reported in the subsequent quarter) in order for the RSUs to vest. In the event that the Performance Period expires and the Performance Goal is not achieved, the Grants shall expire and be cancelled.